CONSENT TO SUBLEASE
THIS CONSENT TO SUBLEASE (this “Consent”) is made as of the 12 day of April 2013, by and among THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK, a religious corporation, having an office at 75 Varick Street, 2nd Floor, New York, New York 10013, as landlord (“Landlord”), ALOT, INC., a Delaware corporation, having an office at 1111 Main Street, Suite 201, Conway, AR 72032, as tenant (“Tenant”), and SHOPKEEP.COM, INC., a Delaware corporation, having an office at 55 Broad Street, 9th Floor, New York, New York 10004, as subtenant (“Subtenant”).
W I T N E S S E T H :
WHEREAS, Landlord and Tenant’s predecessor-in-interest are parties to a lease dated as of February 29, 2000 (the “Original Lease”), which Original Lease has been amended by a (i) Lease Modification Agreement dated as of August 8, 2000 (the “First Amendment”) and (ii) Lease Modification and Extension Agreement dated as of February 23, 2006 (the “Second Amendment”; the Original Lease, as amended by the First Amendment and the Second Amendment, collectively, the “Lease”), whereby Landlord leases to Tenant certain premises consisting of the entire rentable area of the second (2nd) floor and a portion of the rentable area of the first (1st) floor (consisting solely of access stairs to the second floor) (collectively, the “Leased Premises”) in the building located at 143 Varick Street, New York, New York (the “Building”), as more particularly depicted in the Lease, for a term expiring on January 31, 2016; and
WHEREAS, Tenant wishes to sublease the Leased Premises (in such capacity, the “Sublet Premises”) to Subtenant and seeks Landlord’s consent to such proposed sublease; and
WHEREAS, Landlord has agreed to consent to such subleasing by Tenant, subject to and upon the terms and conditions more particularly set forth below;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Capitalized terms used in this Consent but not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2.
Landlord hereby consents to the Sublease, made by and between Tenant and Subtenant, as of March _22, 2013 (the “Sublease”), whereby Tenant subleases the Sublet Premises to Subtenant for a term expiring on or before January 30, 2016 (notwithstanding anything to the contrary contained in the Sublease). This Consent shall not be construed as a consent by Landlord to, or as permitting, any other or further subletting by either Tenant or Subtenant or any assignment of the Lease or the Sublease, and no such further assignment or subletting shall be made except in accordance with the terms and provisions of the Lease.

3.
Nothing herein contained shall be construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Lease (except as may be otherwise herein expressly provided), or to waive any breach of Tenant in the due keeping, observance or performance thereof, or any rights of Landlord against any person, firm, partnership, association or corporation liable or responsible for the performance thereof, or to enlarge or increase Landlord’s obligations under the Lease, and all of the terms, covenants, agreements, provisions and conditions of the Lease are hereby ratified and affirmed to be in full force and effect, including, without limitation, Article 11 of the Original Lease (as amended by Paragraph 12 of the Second Amendment) and Article 16 of the Original Lease.

4.
Tenant shall be and remain liable and responsible for the due keeping, performance and observance throughout the term of the Lease of all of the covenants, agreements, terms, provisions and conditions therein set forth on the part of Tenant to be kept, performed and observed and for the payment of fixed rent, additional rent and all other sums now and/or hereafter becoming payable thereunder, expressly including as such, but not limited to, additional rent, adjustments of rent and any and all charges for additional electric energy, property, material, labor, utility or other similar or dissimilar services or materials supplied, furnished or rendered by Landlord in, to or in connection with the Leased Premises or any part thereof, whether for or at the request of Tenant or Subtenant.

5.
The Sublease shall be subject and subordinate at all times to the Lease, to all matters to which the Lease is or shall be subject and subordinate, and to all of the covenants, agreements, terms, provisions and conditions of the Lease and of this Consent, and Subtenant shall not do, permit or suffer anything to be done in, or in connection with Subtenant’s use or occupancy of, the Sublet Premises which would violate any of said covenants, terms, provisions and conditions.

6.
The Sublet Premises shall be used by Subtenant only as is expressly permitted under the Lease. Subtenant represents and warrants to Landlord that Subtenant will comply with all restrictions on and provisions regarding use contained in the Lease.

7.
Tenant expressly authorizes Subtenant, and Subtenant agrees that upon notice from Landlord that an Event of Default has occurred under the Lease, Subtenant shall pay directly to Landlord all rent and other sums due and payable by Subtenant under the Sublease. Notwithstanding any such payment by Subtenant directly to Landlord, if Landlord shall exercise its rights to terminate the Lease, then upon termination of the Lease, the term of the Sublease shall simultaneously and automatically terminate with the term of the Lease and Subtenant shall vacate and surrender the Sublet Premises in the condition required under the Lease on or before the earlier of (i) January 30, 2016 and (ii) the termination date of the Lease. Any act or omission by Subtenant which, if performed by Tenant and not cured within any applicable period of notice and cure, would constitute an Event of Default under the Lease, shall also constitute an event of default or immediate and automatic default under the Sublease.

8.
Upon the expiration or sooner termination of the Lease, or in the case of a surrender of the Lease by Tenant to Landlord, the Sublease and the term and estate thereby granted shall, at Landlord’s election, expire and come to an end as of the effective date of such expiration, termination or surrender, and Tenant and Subtenant shall vacate the Sublet Premises on or before such date and surrender the same in the condition required under the Lease. In the case of the failure of Subtenant to so vacate, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, in addition to the rights and remedies which are available to Landlord pursuant to the Lease in the event Tenant holds over after the expiration or sooner termination of the Lease.

9.
In the event of any termination of the Lease, or the re-entry or dispossession of Tenant by Landlord under the Lease, and in the event Landlord does not elect to have the term and estate granted by the Sublease simultaneously expire and terminate, Landlord shall succeed to all of the right, title and interest of Tenant, as sublessor, in, to and under the Sublease, and Subtenant, at Landlord’s option, shall attorn to Landlord as its sublessor pursuant to the then executory provisions of the Sublease for the remaining term thereof, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under the Sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which may have accrued to Subtenant or which Subtenant may have against Tenant, (iii) bound by any modification to the Sublease not consented to in writing by Landlord, (iv) bound by any prepayment of rent under the Sublease more than one month in advance, (v) required to account for or return any security deposit of Subtenant unless actually delivered by Tenant to Landlord and the Subtenant would be entitled to the return thereof pursuant to the terms of the Sublease and this Consent, and (vi) bound by any obligation to make any payment to Subtenant or perform any work in the Sublet Premises.

10.
In the event of the violation or breach by Tenant or Subtenant of any of the covenants, agreements, terms, provisions, conditions, representations or warranties hereof, Landlord may give written notice thereof to Tenant at the address set forth in this Consent and to Subtenant at the Sublet Premises (such notices to be delivered by certified mail, return receipt requested, or by nationally recognized overnight courier, with signature required upon delivery) and, if such violation or breach shall not have been cured (i) within the time specified in the Lease for the cure of the same type of default or (ii) in the event of a default under this Consent which is not otherwise a default under the Lease, within such reasonable time as Landlord may provide in such notice, then in addition to any other rights or remedies available to Landlord at law or in equity, Landlord may deem such violation or breach to be an Event of Default under the Lease and may pursue any and all remedies available to Landlord under the Lease as a result thereof. Mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy at law or in equity.

11.
Notwithstanding anything to the contrary set forth in the Lease or the Sublease, no alterations, additions (electrical, mechanical or otherwise) or physical changes shall be made in or to the Sublet Premises, or any part thereof, nor shall any Subtenant signage be installed in the Sublet Premises or elsewhere, without Landlord’s prior written consent in each instance in accordance with the Lease (provided, however, that Subtenant shall not have the right to install any signage outside the Sublet Premises other than one (1) sign on the exterior of the Building of the same size and type, and in the same location, as that currently installed by Tenant on the exterior of the Building, subject to compliance with all applicable laws at Subtenant’s expense, and to Landlord’s reasonable approval of the design and content of such sign). For the avoidance of doubt, Subtenant shall have the right to install one (1) sign in the elevator lobby of the Sublet Premises, subject to compliance with all applicable laws at Subtenant’s expense, and to Landlord’s reasonable approval of the design and content of such sign. In the event Landlord shall consent thereto, all such alterations, additions or physical changes, and any such signage, shall be in compliance with the terms and conditions of the Lease and the standards established by Landlord for the Building. Any exterior sign permitted to be installed by or on behalf of Subtenant shall be installed and maintained at Subtenant’s sole cost and expense, and Subtenant, at its sole cost and expense, upon the expiration or earlier termination of the Sublease, shall remove such exterior sign from the Building and repair and restore any damage caused thereby.

12.
Each of Tenant and Subtenant represents and warrants that attached hereto as Exhibit A is a true, correct and complete fully executed copy of the Sublease and all other documents (if any) constituting the agreement between Tenant and Subtenant with respect to the Sublease and/or the Sublet Premises. Tenant and Subtenant agree (i) that Landlord is not party to the Sublease (or any such ancillary document) and is not bound by the provisions thereof, (ii) that the Sublease shall not be modified, supplemented or amended in any way except with the prior written consent of Landlord, and Landlord shall not be bound by any modification, supplement or amendment as to which Landlord has not given such consent, and (iii) that neither the Sublease nor any document evidencing the terms or existence thereof shall be recorded. Nothing herein contained shall be construed as a consent to, or approval or satisfaction by Landlord of any of the provisions of the Sublease, but merely as a consent to the act of subletting by Tenant to Subtenant upon the terms and conditions herein set forth. Without limiting the foregoing, nothing contained in the Sublease shall require Landlord to make any payment directly to Subtenant which Landlord is otherwise required to make to Tenant pursuant to the terms of the Lease.

13.
As between the parties hereto, in the event of any conflict between the terms and conditions of (i) the Lease or this Consent and (ii) the Sublease, the terms and conditions of the Lease or this Consent shall govern and control, unaffected by the provisions of the Sublease. In the event of any conflict between the terms and conditions of the Lease and this Consent, the terms and conditions of this Consent shall govern and control.

14.
Subtenant covenants and agrees to maintain the insurance required to be maintained under the Sublease, naming Landlord as an additional insured under all such policies of insurance, which policies shall be endorsed to provide that the full amount of a claim will be paid thereunder notwithstanding that such claim is also covered by an insurance policy held by Tenant. Subtenant shall provide Landlord with appropriate (a) certificates of insurance of such insurance policies evidencing the coverages required to be maintained hereby and (b) endorsements to such policies evidencing the naming of Landlord as an additional insured and the foregoing waiver of subrogation, in each case in form and substance satisfactory to Landlord.

15.
Tenant and Subtenant agree that Landlord is not responsible for the payment of any commissions or fees in connection with the Sublease and each of Tenant and Subtenant hereby jointly and severally agrees to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including reasonable attorneys’ fees and disbursements, that may be asserted against or incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with this transaction. Further, if Subtenant shall attorn to Landlord pursuant to Paragraph 9 hereof and become a direct tenant of Landlord, then Landlord shall not be responsible for the payment of any commissions or fees in connection therewith and each of Tenant and Subtenant hereby jointly and severally agrees to indemnify and hold Landlord harmless from and against any claims, liability, losses or expenses, including reasonable attorneys’ fees and disbursements, that may be asserted against or incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with such direct tenancy.

16.
Tenant agrees that Tenant shall pay all amounts due to Landlord in connection with the Sublease pursuant to Article Seventeen of the Lease, including, without limitation, Landlord’s legal fees for the review of the Sublease and preparation of this Consent in the amount of $2,500.00 (the “Consent Fee”). Such Consent Fee shall be payable by check to “The Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York”, which shall be delivered to Landlord concurrently with the execution and delivery of this Consent by Tenant.

17.
As of the date hereof, (a) Tenant certifies to Landlord that to the best of Tenant’s knowledge, (i) Landlord is not in default under the terms and conditions of the Lease and Tenant is not entitled to any credits or offsets against the rent due thereunder, and (ii) no event has occurred which would constitute a default under the Lease, either upon service of notice or the passage of time; and (b) Landlord certifies to Tenant and Subtenant that (i) there are no outstanding defaults by Tenant under the terms and conditions of the Lease for which Landlord has issued a default notice and, to Landlord’s knowledge, there are no other defaults by Tenant under the terms and conditions of the Lease, and (ii) the Lease is currently in full force and effect.

18.	The provisions of this Consent shall be governed by and construed solely in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws.

19.
If any term or provision of this Consent or the application thereof to any entity or individual in any circumstances shall be invalid or unenforceable to any extent, the remainder of this Consent or the application of such term or provision to the entities or individuals or in the circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby. Each term and provision of this Consent shall be valid and be enforced to the fullest extent permitted by law.

20.	All of the representations, warranties and provisions of this Consent shall survive the expiration or sooner termination of the Lease and the Sublease.

21.
Neither this Consent nor any provision hereof may be modified, changed, waived or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the modification, change, waiver or termination is sought.

22.
Except to the extent otherwise expressly provided for herein, all notices, demands, consents and approvals given under this Consent shall be in writing and shall be deemed to have been sufficiently given or served when presented personally (with receipt acknowledged), delivered to an overnight courier service with guaranteed next business day delivery (with receipt acknowledged) or, if deposited in the mail, postage prepaid, certified or registered, return receipt request, addressed to the parties hereto at their respective addresses set forth in the Lease and the Sublease upon the actual receipt or refusal. Any party may change its address by notice to all parties.

23.
This Consent may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument. Any executed counterpart of this Consent transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Consent and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

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[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, this Consent has been executed by each of the parties hereto as of the date first set forth above.
LANDLORD:
THE RECTOR, CHURCH-WARDENS AND VESTRYMEN OF TRINITY CHURCH IN THE CITY OF NEW YORK
By: _/s/ Jason Pizer __________
    Name:    Jason Pizer
    Title:    Executive Vice President
TENANT:
ALOT, INC.
By: _/s/ John Pisaris___________
    Name: John Pisaris
    Title: Secretary
SUBTENANT:
SHOPKEEP.COM, INC.
By: _/s/ David Olk __________
    Name: David Olk
    Title: Chief Operating Officer

TENANT ACKNOWLEDGEMENT:
STATE OF NEW YORK         )
) ss.:
COUNTY OF NEW YORK        )
On this _8 day of _April____, 2013, before me, the undersigned, a Notary Public in and for said State, personally appeared__John Pisaris___, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
_/s/ Crystal Boynton______________________
Notary Public
My commission expires:    10/23/15
SUBTENANT ACKNOWLEDGEMENT:
STATE OF NEW YORK        )
) ss.:
COUNTY OF NEW YORK        )
On this _5th day of ___April____, 2013, before me, the undersigned, a Notary Public in and for said State, personally appeared _David Olk______, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.
_/s/ Hitlall Hitlall ______________________
Notary Public
My commission expires:    April 8, 2014